Exhibit 1.2

Pricing Agreement

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-1

New York, New York 10020

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

March 5, 2012

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 5, 2012 (the “Underwriting Agreement”), between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Underwriting Agreement and the address of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At 4:05 p.m. (Eastern Time) on March 5, 2012 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated March 5, 2012 (including the Base Prospectus dated February 14, 2011), and the “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature Page to Follow]

Very truly yours, UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Paul Runice
Name:	Paul Runice
Title:	Assistant Treasurer

[Signature Page to Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH MERRILL LYNCINCORPORATED
BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC

Acting on behalf of themselves and the several Underwriters named in Schedule I to the applicable Pricing Agreement

By:	Merrill Lynch, Pierce, Fenner & Smith Merrill LyncIncorporated

By:	/s/ Douglas A. Muller
Douglas A. Muller Managing Director

[Signature Page to Pricing Agreement]

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Pamela Kendall Director

[Signature Page to Pricing Agreement]

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
Brian D. Bednarski Managing Director

[Signature Page to Pricing Agreement]

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Christopher Murphy
Christopher Murphy Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2022 Notes	Principal Amount of 2042 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000	$80,000,000
Barclays Capital Inc.	$120,000,000	$80,000,000
Citigroup Global Markets Inc.	$120,000,000	$80,000,000
Credit Suisse Securities (USA) LLC	$120,000,000	$80,000,000
BNY Mellon Capital Markets, LLC	$12,000,000	$8,000,000
Deutsche Bank Securities Inc.	$12,000,000	$8,000,000
Goldman, Sachs & Co.	$12,000,000	$8,000,000
J.P. Morgan Securities LLC	$12,000,000	$8,000,000
KeyBanc Capital Markets Inc.	$12,000,000	$8,000,000
Morgan Stanley & Co. LLC	$12,000,000	$8,000,000
RBS Securities Inc.	$12,000,000	$8,000,000
UBS Securities LLC	$12,000,000	$8,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$8,000,000
Wells Fargo Securities, LLC	$12,000,000	$8,000,000

Total	$600,000,000	$400,000,000

SCHEDULE II

Title of Designated Securities:

2.875% Notes Due March 15, 2022 (the “2022 Notes”)

4.375% Notes Due March 15, 2042 (the “2042 Notes”)

Aggregate principal amount:

$600,000,000 for the 2022 Notes

$400,000,000 for the 2042 Notes

Price to Public:

2022 Notes: 99.310% of the principal amount of the 2022 Notes, plus accrued interest, if any, from March 8, 2012.

2042 Notes: 99.833% of the principal amount of the 2042 Notes, plus accrued interest, if any, from March 8, 2012.

Purchase Price by Underwriters:

2022 Notes: 98.860% of the principal amount of the 2022 Notes, plus accrued interest, if any, from March 8, 2012, if settlement occurs after that date.

2042 Notes: 98.958% of the principal amount of the 2042 Notes, plus accrued interest, if any, from March 8, 2012, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds

Time of Delivery:

10:30 a.m. (New York City time), March 8, 2012

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2022 Notes: March 15, 2022

2042 Notes: March 15, 2042

Interest Rate:

2022 Notes: 2.875%

2042 Notes: 4.375%

Interest Payment Dates:

2022 Notes: March 15 and September 15, commencing September 15, 2012.

2042 Notes: March 15 and September 15, commencing September 15, 2012.

Redemption Provisions:

The 2022 Notes and the 2042 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the redemption prices described in the Prospectus.

Change of Control:

Upon the occurrence of a change of control triggering event, the Company will be required to offer to purchase from noteholders all of their notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

March 8, 2012, at 9:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2022 Notes and the 2042 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

NY1-050-12-1

New York, New York 10020

Attn: High Grade Legal/Transaction Management

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

One Madison Avenue

New York, New York 10010

Attn: Prospectus Department

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated March 5, 2012, relating to the 2022 Notes and the 2042 Notes, as filed pursuant to Rule 433 under the Securities Act.

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-172235

March 5, 2012

SCHEDULE IV

UNITEDHEALTH GROUP INCORPORATED

$600,000,000 2.875% NOTES DUE MARCH 15, 2022

$400,000,000 4.375% NOTES DUE MARCH 15, 2042

FINAL TERM SHEET

Dated March 5, 2012

Issuer:	UnitedHealth Group Incorporated

Ratings*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-172235)

Trade Date:	March 5, 2012

Settlement Date (T+ 3):	March 8, 2012

Title of Securities:	2.875% Notes Due March 15, 2022 (“2022 Notes”) 4.375% Notes Due March 15, 2042 (“2042 Notes”)

Maturity Date:	March 15, 2022 (2022 Notes) March 15, 2042 (2042 Notes)

Principal Amount Offered:	$600,000,000 (2022 Notes) $400,000,000 (2042 Notes)

Price to Public (Issue Price):	99.310% (2022 Notes) 99.833% (2042 Notes)

Interest Rate:	2.875% (2022 Notes) 4.375% (2042 Notes)

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012

Benchmark:	2.000% due 02/15/2022 (2022 Notes) 3.125% due 11/15/2041 (2042 Notes)

Benchmark Yield:	2.005% (2022 Notes) 3.135% (2042 Notes)

Spread to Benchmark:	95 basis points (2022 Notes) 125 basis points (2042 Notes)

Re-offer Yield:	2.955% (2022 Notes) 4.385% (2042 Notes)

Optional Redemption Provisions:

Prior to December 15, 2021, make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points; par call on and after December 15, 2021. (2022 Notes)

Prior to September 15, 2041, make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on and after September 15, 2041. (2042 Notes)

Change of Control:	If a change of control triggering event occurs, the Issuer will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

CUSIP:	91324PBV3 (2022 Notes) 91324PBW1 (2042 Notes)

ISIN:	US91324PBV31 (2022 Notes) US91324PBW14 (2042 Notes)

Joint Book-Runners:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC

Co-Managers:

BNY Mellon Capital Markets, LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

Morgan Stanley & Co. LLC

RBS Securities Inc.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-877-858-5407 or Credit Suisse Securities (USA) LLC at 1-800-221-1037.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.